ARTICLES OF MERGER
                      OF TWENTIETH CENTURY INVESTORS, INC.
                           A MARYLAND CORPORATION, AND
            TWENTIETH CENTURY INVESTORS, INC., A DELAWARE CORPORATION


         Twentieth Century Investors, Inc., a Maryland corporation, and Twentieth Century Investors, Inc., a Delaware corporation, do hereby enter into and execute these Articles of Merger.

         (1) Each party to these Articles, namely Twentieth Century Investors, Inc., a Maryland corporation, and Twentieth Century Investors, Inc., a Delaware corporation, agrees to merge.

         (2) Twentieth Century Investors, Inc., a Maryland corporation, is incorporated in the state of Maryland. Twentieth Century Investors, Inc., a Delaware corporation, is incorporated in the state of Delaware. The successor corporation in the merger shall be Twentieth Century Investors, Inc., a Maryland corporation.

         (3) Twentieth Century Investors, Inc., a Delaware corporation, was incorporated on December 30, 1957 under general law. It is not registered or qualified to do business in the state of Maryland.

         (4) Twentieth Century Investors, Inc., a Maryland corporation, has its principal office in the city of Baltimore, Maryland. Twentieth Century Investors, Inc., a Delaware corporation, has no office in the state of Maryland. Neither of the parties to the merger owns an interest in land in any county in the state of Maryland.

         (5) The terms and conditions of the transaction set forth in these Articles were advised, authorized and approved by each corporation party to the Articles in the manner and by the vote required by its charter and the laws of the place where it is organized in the following manner:

         On November 17, 1990, the Board of Directors of Twentieth Century Investors, Inc., a Maryland corporation, adopted a resolution declaring the merger to be advisable on substantially the terms and conditions referred to in the resolution and directed that the proposed transaction be submitted for consideration at a special meeting of the stockholders. At a special meeting of the stockholders on February 11, 1991, the merger was approved by the stockholders by the unanimous vote of the votes entitled to be cast on the matter.

         The Agreement and Plan of Merger was approved by Unanimous Written Consent of the Board of Directors of Twentieth Century Investors, Inc., a Delaware corporation, on June 1, 1990, and was submitted to the stockholders of the corporation on July 27, 1990, and a majority of the stock entitled to vote thereon voted for the adoption of the agreement.

         (7) The total number of shares of all classes of stock which Twentieth Century Investors, Inc., a Maryland corporation, has authority to issue is one billion one hundred million (1,100,000,000) shares of common stock of the par value of one cent ($0.01) per share with an aggregate par value of eleven million dollars ($11,000,000).

         (8) The total number of shares of stock of all classes which Twentieth Century Investors, Inc., a Delaware corporation, has authority to issue is one billion one hundred million (1,100,000,000) shares of common stock of the par value of one dollar ($1.00) per share and an aggregate par value of all shares of all classes of one billion one hundred million dollars ($1,100,000,000).

         (9) The manner and basis of converting or exchanging the issued stock of Twentieth Century Investors, Inc., a Delaware corporation, and Twentieth Century Investors, Inc., a Maryland corporation, is that each full and fractional share of common stock of Twentieth Century Investors, Inc., a Delaware corporation, shall be converted into an equal number of full and fractional shares of the corresponding series of common stock of Twentieth Century Investors, Inc., a Maryland corporation, on the effective date of the merger.

         (10)  The effective date of the merger shall be February 28, 1991.

         IN WITNESS WHEREOF, each corporation party to these Articles has executed these Articles on February 20, 1991.

                                    Twentieth Century Investors, Inc.,
                                            a Delaware corporation

                                    By: /s/ James E. Stowers
                                        James E. Stowers, President


Attest:           /s/ John Hartenbach
                  John H. Hartenbach, Secretary

                                    Twentieth Century Investors, Inc.
                                            a Maryland corporation

                                    By: /s/ James E. Stowers
                                        James E. Stowers, President


Attest:           /s/ John Hartenbach
                  John H. Hartenbach, Secretary







State of Missouri )
                  )   ss
County of Jackson )

         On this 20th day of February, 1991, before me, a notary public appeared James E. Stowers, President of Twentieth Century Investors, Inc., a Delaware corporation, and acknowledged that he executed the foregoing Articles as his free act and deed and as the free act and deed of the corporation and that, to the best of his knowledge, information and belief the matters and facts set forth in the document are true in all material respects, and that this statement is made under the penalties for perjury.


/s/ Deborah J. McMullin
         Notary Public

Notary Public-State of Missouri
Commissioned in Clay County
My Commission Expires July 31, 1992



State of Missouri )
                  )    ss
County of Jackson )

         On this 20th day of February, 1990, before me, a notary public appeared James E. Stowers, President of Twentieth Century Investors, Inc., a Maryland corporation, and acknowledged that he executed the foregoing Articles as his free act and deed and as the free act and deed of the corporation and that, to the best of his knowledge, information and belief the matters and facts set forth in the document are true in all material respects, and that this statement is made under the penalties for perjury.


/s/ Deborah J. McMullin
         Notary Public

Notary Public-State of Missouri
Commissioned in Clay County
My Commission Expires July 31, 1992